UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 16, 2016

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Commission File Number 0-55073

Aristocrat Group Corp.

(Exact name of small business issuer as specified in its charter)

Nevada	45-2801371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6671 South Las Vegas Blvd Suite 210 Las Vegas, NV	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-761-6866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On February 16, 2016, the holder of our Convertible Note Payable dated January 31, 2015 elected to convert principal and accrued interest in the amount of $1,700.00 into 170,000 shares of common stock at rate of $0.01 per share. No gain or loss was recognized on the conversion as it occurred within the terms of the agreement that provided for the conversion.

On February 22, 2016, the holder of our Convertible Note Payable dated January 31, 2015 elected to convert principal and accrued interest in the amount of $1,750.00 into 175,000 shares of common stock at rate of $0.01 per share. No gain or loss was recognized on the conversion as it occurred within the terms of the agreement that provided for the conversion.

The resale of the common stock issued as a result of these conversions was registered in the Form S-1 which became effective on February 9, 2016. As of the date of this filing, there are 3,768,957 shares of common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aristocrat Group Corp.

Date: March 4, 2016	By:	/s/ Chris Less
Chris Less
Chief Executive Officer